FORM OF LOCK-UP LETTER AGREEMENT

To the Purchasers of g8wave Holdings, Inc.’s Common Stock
Pursuant to that certain Subscription Agreement attached as Exhibit A to
Confidential Private Placement Memorandum, dated April 18, 2007

The undersigned officers and directors of G8Wave, Inc., a Delaware corporation (the “Company”), understand that you (“You”) have entered into a Subscription Agreement (the “Subscription Agreement”) for the purchase of shares of common stock, par value $0.001 per share (“Common Stock”), of g8wave Holdings, Inc., a Delaware corporation (“Holdings”), in a private offering of up to 200 units of Holdings, each unit consisting of 16,666 shares of Common Stock and a warrant to purchase 8,333 shares of Common Stock at $2.25 per share (the “PIPE”). It is currently anticipated that, concurrently with the closing of the PIPE, the Company will be merged with a wholly-owned subsidiary of Holdings, with the Company being the surviving entity of such merger (the “Merger,” and together with the PIPE, the “Transactions”). As part of the Merger, Holdings will acquire all of the issued and outstanding capital stock of the Company, such that, immediately following the Merger, the Company will be a wholly-owed subsidiary of Holdings.

In order to induce You to consummate the PIPE, and concurrently with, and contingent upon, the closing of the Transactions, and for other good and valuable consideration, each undersigned party hereby irrevocably agrees that, without Your prior written consent, such party will not, during the period commencing on the closing date of the Transactions and ending on the one (1) year anniversary thereof, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of Holdings, including securities convertible into or exercisable or exchangeable for shares of Common Stock (whether now owned or hereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of Holdings, including any securities convertible into or exercisable or exchangeable for shares of Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise.

In furtherance of the foregoing, Holdings and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. Holdings shall be a third-party beneficiary of this Agreement, and shall be entitled to enforce the provisions hereof to the same extent that You are entitled to enforce the provisions hereof.

It is understood that if, for any reason, the Transactions terminate or not consummated within the time periods set forth in the definitive agreements governing such Transactions prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

Lock-Up Letter Agreement

The undersigned parties understand that Holdings and You will proceed with the above-referenced transaction in reliance on this Lock-Up Letter Agreement.

This Lock-Up Letter Agreement may not be amended, and no term of this Lock-Up Letter Agreement may be waived, as to any undersigned party, except in a writing signed by the undersigned party and the initial purchasers of a majority of the Shares sold in the PIPE. In addition, any consent required or permitted to be given by You under this Agreement may only be given in a writing signed by the initial purchasers of a majority of the Shares sold in the PIPE.

Whether or not the above-referenced transaction actually occurs depends on a number of factors, including market conditions. The above-referenced transaction will only be made pursuant to the Subscription Agreement and the other definitive agreements covering the Transactions.

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Lock-Up Letter Agreement

Each undersigned party hereby represents and warrants that he or she has full power, authority, and legal capacity to enter into this Lock-Up Letter Agreement and that, upon request, he or she will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon his or her heirs, personal representatives, successors and assigns.

Very truly yours,
By:		Dated:________________________
Habib Khoury President and Chief Executive Officer

By:		Dated:________________________
Rick Gallagher Interim Chief Financial Officer

By:		Dated:________________________
Shubhro Sen Senior Vice-President and Managing Director, Asia Pacific Operations

By:		Dated:________________________
Mark Challinor Senior Vice-President and Managing Director, European Operations

By:		Dated:________________________
Brad Mindich Chairman, Chief Strategy Officer, Secretary and Treasurer

By:		Dated:________________________
Chad Brownstein Director

By:		Dated:________________________
Les Bider Director